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                                                                  Exhibit 24

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. of our report dated May 4, 1994 included in the 1994 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46008 and Form S-8 No. 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectuses and in the Registration Statement (Form S-8 No. 33-18790) pertaining to the 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and in the related Prospectus of our reports dated May 4, 1994 with respect to the financial statements and schedules of Pioneer-Standard Electronics, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended March 31, 1994.




                                                            ERNST & YOUNG





Cleveland, Ohio
June 27, 1994





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                CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46008 and Form S-8 No. 33-53329) pertaining to the 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. and (Form S-8 No. 33-18790) pertaining to the 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc., of our report dated April 29, 1994 with respect to the financial statements and schedules of Pioneer Technologies Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1994.


                                                ERNST & YOUNG

Washington, DC
June 23, 1994